EXHIBIT 3

                                 August 4, 1997

WS Acquisition L.L.C.
620 Fifth Avenue, Suite 216
New York, New York 10020
Attn: Douglas W. Rotatori

Dear Doug:

     This letter confirms, on behalf of the entities listed on Schedule A hereto, which Schedule is incorporated herein in its entirety (collectively, the "Sellers") the sale to WS Acquisition L.L.C. (the "Purchaser") and Purchaser hereby confirms its purchase from Sellers of 115,135 New Warrants (as such term is defined in the First Amended Plan of Reorganization for SLM International, Inc. and certain affiliates dated as of November 12, 1996, as modified and amended) issued by Reorganized SLM International, Inc. The purchase price shall be $2.50 per New Warrant purchased, representing an aggregate purchase price of $287,837.50 (the "Purchase Price"). The Sellers warrant and represent that they hold title to the stock of old SLM upon which their entitlement to the New Warrants is based free and clear from any liens, claims or encumbrances.

     The closing shall take place as promptly as practical, but in no event later than August 8, 1997, unless otherwise agreed to by Sellers and Purchaser. At the closing, Sellers shall deliver certificates representing the New Warrants duly endorsed for transfer, and Purchaser shall pay the Purchase Price in immediately available funds, allocated as follows:

            $141,395.00 - 3096041 Canada Inc.
            $144,542.50 - 3096033 Canada Inc.
            $  1,900.00 - 2836980 Canada Inc.

     If the terms and conditions contained herein are acceptable to you and you wish to be contractually bound by the provisions contained herein, please sign in the space provided


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below and return the same to us via facsimile with the original to follow by mail. Upon your execution of this letter we shall be contractually bound as well.

                                     Very truly yours,


SIGNATURE GUARANTEED                   By: /s/ MICHAEL ZUNENSHINE
MEDALLION GUARANTEED                      --------------------------------------
  SMITH BARNEY INC.                           On behalf of Sellers listed
/s/ Chairman and Chief                              on Schedule A
    Executive Officer
    X0004184                           Dated:        Aug. 5/97


NYSE, INC. MEDALLION SIGNATURE PROGRAM
S0099                                        AS



AGREED AND ACCEPTED

WS ACQUISITION L.L.C.

By: /s/ DOUGLAS W. ROTATORI
   ------------------------

Its:      Principal

Date:      8/5/97

                                   SCHEDULE A

                      Selling Entities of SLM New Warrants


  NAME/RECORD HOLDER                  SLM SHARES OWNED
  ------------------                  ----------------

  3100014 Canada Inc.                   5,611,514

  3126323 Canada Inc.                   1,873,664

  3096025 Canada Inc.                       7,496

  3096033 Canada Inc.                      25,843

  3096041 Canada Inc.                      42,997

  2836980 Canada Inc.                     152,481

                                        7,713,995 shares of old "SLMI" common